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                                                           EXHIBIT EX-23.1


                       CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 2-80934, 2-83724, 33-3722, 33-12324,
33-13389, 33-18911, 33-26317, 33-38267 and 33-43927) and on Form S-3 (File
Nos. 33-32419, 33-37889 and 33-41008) and related Prospectuses, of our report dated 22 February 1994, on the consolidated financial statements of Sedgwick Group plc included in the Annual Report on Form 10-K of Transamerica Corporation for the year ended 31 December 1993.




COOPERS & LYBRAND

Plumtree Court
London EC4A 4HT

31 August 1994